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                                                                    EXHIBIT 99.2

                                     PROXY

                       RICHTON INTERNATIONAL CORPORATION

           PROXY SOLICITED BY THE BOARD OF DIRECTORS For the Special
             Meeting of Stockholders called for September 25, 2001

The undersigned hereby appoints MARSHALL BERNSTEIN and CORNELIUS F. GRIFFIN and each of them as proxies with full power of substitution to represent the undersigned at the Special Meeting of Stockholders of RICHTON INTERNATIONAL CORPORATION, to be held on September 25, 2001 at 11:00 a.m., Eastern Time, at the offices of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., 1345 Avenue of the Americas, New York, New York 10105 or at any adjournments or postponements thereof, and to vote in the name and on behalf of the undersigned all shares which the undersigned would be entitled to vote as fully and with the same effect as the undersigned might do if personally present.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.


               PLEASE SIGN AND DATE THIS CARD ON THE REVERSE SIDE

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                                                          Please mark   [ X ]
                                                           your vote
                                                           as in this
                                                            example

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The Board of Directors recommends a vote FOR Item 1 below.

1.   Proposal to approve and adopt the Merger Agreement, dated as of May 29,         FOR      AGAINST      ABSTAIN
     2001, by and among Richton International Corporation, Deere & Company and       [  ]       [  ]         [  ]
     Green Mergersub, Inc.

This proxy, when properly executed, will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR the approval and adoption of Item 1.


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The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Signature(s)__________________________________________  Date: _________________________2001

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.
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